Rule 424(B)(3)

File No. 333-158884

EXHIBIT A

IT IS EXPECTED THAT SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF PJSC TATNEFT IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN THE UNITED STATES SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY, IN CERTAIN CIRCUMSTANCES DESCRIBED IN THIS RECEIPT.

THE COMPANY HAS ADVISED THE DEPOSITARY THAT, UNDER RUSSIAN LAW, AS IN EFFECT ON THE DATE OF THE DEPOSIT AGREEMENT, THE COMPANY IS A “STRATEGIC ENTERPRISE” FOR THE PURPOSES OF THE FEDERAL LAW NO. 57-FZ “ON PROCEDURES FOR FOREIGN INVESTMENTS IN THE BUSINESS ENTITIES OF STRATEGIC IMPORTANCE FOR ENSURING THE NATIONAL DEFENSE AND STATE SECURITY OF THE RUSSIAN FEDERATION” DATED 29 APRIL 2008 (THE “STRATEGIC INVESTMENT LAW”), AND CERTAIN TRANSACTIONS RESULTING IN CHANGES IN OWNERSHIP OF SHARES ARE SUBJECT TO REVIEW AND OVERSIGHT BY THE FEDERAL ANTIMONOPOLY SERVICE OF THE RUSSIAN FEDERATION. THE DEPOSITARY WILL NOT BE LIABLE FOR ANY FAILURE OF OWNERS OR BENEFICIAL OWNERS TO COMPLY WITH APPLICABLE REQUIREMENTS OR RESTRICTIONS UNDER THE STRATEGIC INVESTMENT LAW.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share

represents six deposited Shares)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

THE NOMINAL VALUE OF 1 RUBLE EACH OF

PJSC TATNEFT

(also known as TATNEFT)

(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

The Bank of New York Mellon, as depositary (hereinafter called the "Depositary"), hereby certifies that __________________________________________, or registered assigns IS THE OWNER OF _________________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares of the nominal value of 1 Ruble each (herein called "Shares") of PJSC Tatneft, incorporated under the laws of the Russian Federation (herein called the "Company"). At the date hereof, each American Depositary Share represents six Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow, Russian Federation, office of Internationale Nederlanden Bank (Eurasia) (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at 225 Liberty Street, New York, New York 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, NEW YORK 10286

1.                  THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of May 8, 2009 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.                  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares), and upon payment of the fees and expenses of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, as permitted by applicable law, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.

The Depositary shall direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him as above provided, and the Company shall ensure that such transfer and recordation is effected within 72 hours of the Russian Share Registrar’s receipt of such documentation as way be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar. Upon such transfer and recordation, the Custodian shall deliver at the Moscow, Russian Federation, office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary. At the request, risk and expense of any Owner so surrendering this Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents evidencing title for (as described above), the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.                  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.                  LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. The obligations of Owners and Beneficial Owners of Receipts under this Article 4 shall survive any transfer of Receipts pursuant to Section 2.04 of the Deposit Agreement, any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, or the termination of the Deposit Agreement pursuant to Section 6.02 of the Deposit Agreement.

5.                  WARRANTIES OF DEPOSITORS.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that such Shares are not, and American Depositary Shares representing those Shares would not be, Restricted Securities. All representations and warranties required under Section 3.03 of the Deposit Agreement shall survive the deposit of Shares and delivery of Receipts.

6.                  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Russian Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper. The Depositary may, and at the reasonable request of the Company will, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange.

7.                  CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03, 4.03 or 4.04, of the Deposit Agreement and the surrender of Receipts pursuant to Sections 2.05 or 6.02 of the Deposit Agreement, (6) (where permitted by applicable rules and regulations of any securities exchange upon which the American Depositary Receipts are listed) a fee of U.S.$.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including but not limited to Sections 4.01 through 4.04, (7) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 8 below; provided, however, that this fee may be increased to $0.04 or less per American Depositary Share (or portion thereof) per annum if no cash dividend was paid by the Company on Deposited Securities in that calendar year, (8) a fee of $.01 or less per American Depositary Share (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary, the Custodian or their respective agents of the Share Register maintained by the Russian Share Registrar (which fee shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions) and (9) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 8 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Article 8 hereof, may own and deal, in accordance with applicable law, in any class of securities of the Company and its affiliates and in Receipts.

8.                  PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against rights to receive Shares from the Company or the Russian Share Registrar. No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the following paragraph.

Unless requested by the Company in writing to cease doing so, notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners and Beneficial Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with such transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be) other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case by case basis as it deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

The Company shall have no liability to any Owner with respect to any representations, actions or omissions by the Depositary, any holder of Receipts, or any Owner or any of their respective agents pursuant to Section 2.09 of the Deposit Agreement and this Article 8.

9.                  TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

10.              VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.              REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market. The Company’s Internet web site address is www.tatneft.ru/eng.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts (i) copies of such reports when furnished by the Company pursuant to the Deposit Agreement, (ii) copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13(b)(v) of the Deposit Agreement; and (iii) copies of any notices given or required to be given by the Depositary pursuant to Section 5.13(d) of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.              DIVIDENDS AND DISTRIBUTIONS.

As promptly as practicable after the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and, after fixing a record date in respect thereof pursuant to Section 4.06 of the Deposit Agreement, will, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, provided, however, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts under Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement, provided, however, that no distribution to Owners pursuant to Section 4.03 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

The Depositary will forward to the Company such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

13.              RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company to the extent practicable, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the preceding paragraph, such deposit shall be made, and depositary shares shall be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines, after consultation with the Company to the extent practicable, that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.              CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary's foreign investment account in the Russian Federation, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

If at any time any foreign currency received by the Depositary is not, pursuant to applicable law, convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not promptly obtained, the Depositary shall (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of Section 4.05 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to such Owner, and (ii) if not so requested by an Owner, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.              RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall be, or be as close as possible to, the record date applicable to the relevant Deposited Securities (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement or (c) for the determination of the Owners who shall be responsible for the fee assessed by the Depositary pursuant to Article 7 hereof for inspection of the Share Register maintained by the Russian Share Registrar.

16.              VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company (or if requested by the Company, a summary of such information provided by the Company in English), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that, if the Depositary does not receive instructions, it may deem instructions to have been given under the last sentence of this paragraph to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or deemed received under the following sentence. If (i) the Company made a request to the Depositary as contemplated by Section 4.07 of the Deposit Agreement and complied with the second paragraph of that Section 4.07 and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts with respect to a question to be voted upon on or before the date established by the Depositary for that purpose, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall endeavor, in so far as practicable, to give, a discretionary proxy to a person designated by the Company with respect to that amount of Deposited Securities as to that question, except that such instruction shall not be deemed to have been given and the Depositary shall not give that discretionary proxy with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide that information as promptly as practicable in writing, if applicable) that (x) substantial opposition exists or (y) the matter materially and adversely affects the rights of holders of Shares.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under the preceding paragraph, the Company shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 45 days prior to the meeting date or date for giving such proxies or consents.

If the Depositary is advised by legal counsel or otherwise determines that it is not lawful and practicable to give a discretionary proxy to a person designated by the Company with respect to the amount of Deposited Securities as to a question to be voted upon with respect to which it did not receive actual instructions from Owners, the Depositary shall (x) provide written notice thereof to the Company, together with a written statement setting forth in reasonable detail the basis upon which legal counsel so advised or the Depositary so determined, as applicable, and (y) endeavor, in so far as practicable, subject to the conditions subsequent set forth above, to vote that amount of Deposited Securities as to that question in the same proportions that all other securities of the same class that are voted at that meeting as to that question are voted.

17.              CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, in its reasonable discretion, after consultation with the Company to the extent practicable, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.              LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of (a) any present or future law or regulation of the United States, the Russian Federation or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Articles 12 and 13 hereof); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, after consultation with the Company to the extent practicable, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that (i) the Company agrees to perform its obligations specifically set forth in the Deposit Agreement and (ii) the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable to the Company, any Owner or Beneficial Owner of a Receipt or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control. The Company agrees to indemnify the Depositary, its Custodian, and their respective directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the expenses of counsel) which may arise out of (a) any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof, or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information or (ii) by the Company or any of its directors, employees, agents and affiliates or (b) the unavailability of Deposited Securities or the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.              AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.              TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary and (b) payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary, including the fee of the Depositary for the surrender of Receipts referred to in Article 7 hereof, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.05 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.              ARBITRATION; WAIVER OF IMMUNITIES.

The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement. The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement not subject to arbitration shall be litigated in the Federal and state courts in the Borough of Manhattan. The Company has agreed in the Deposit Agreement to appoint an agent in the United States for service of process.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

23.	REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.

(a) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i) take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii) provide or cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register in accordance with Russian law, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicative extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its sole discretion, deems sufficient);

(iii) cause the Russian Share Registrar promptly (and, in any event, within 72 hours after receipt from the Depositary or the Custodian or any of their respective agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;

(iv) permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v) cause the Russian Share Registrar promptly to notify the Depositary in writing at the time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof) and has failed to cure such breach within a reasonable time.

(b) The Company has agreed in the Deposit Agreement that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(c) The Depositary has agreed in the Deposit Agreement for the benefit of Owners and Beneficial Owners that the Depositary or the Custodian will regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the Depositary have agreed in the Deposit Agreement that, for purposes of the rights and obligations under the Deposit Agreement and this Receipt of the parties thereto and hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Depositary has agreed in the Deposit Agreement that it will instruct the Custodian to maintain custody of all duplicative share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary will promptly notify the Company. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company has agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to (i) cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary will promptly give such notification to the Owners pursuant to Section 4.09 of the Deposit Agreement (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company), and the Depositary will promptly cease issuing Receipts pursuant to Section 2.02 of the Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

24.              DISCLOSURE OF INTERESTS.

(a) To the extent that provisions of or governing any Deposited Securities (including the articles of association or similar document of the Company or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to American Depositary Shares in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions. Notwithstanding any other provision of the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to Russian regulatory requirements to the same extent as if the American Depositary Shares were the Shares represented thereby and to provide such information to the Company or the Russian regulators, as applicable, relating to ownership of the Shares as may be required under those regulatory requirements.

(b) The Company has advised the Depositary that, under Russian law, as in effect on the date of the Deposit Agreement, the Company is a “strategic enterprise” for the purposes of the Federal Law No. 57-FZ “On Procedures for Foreign Investments in the Business Entities of Strategic Importance for Ensuring the National Defense and State Security of the Russian Federation” dated 29 April 2008 (the “Strategic Investment Law”), and certain transactions resulting in changes in ownership of Shares are subject to review and oversight by the Federal Antimonopoly Service of the Russian Federation. Accordingly, a person that comes to own five percent or more of the outstanding Shares must notify the Company the Federal Antimonopoly Service within 45 days from the date of the relevant transaction. Although the reporting requirements described in this subsection (b) may change, neither the Company nor the Depositary assumes any obligation to update this provision to reflect, or notify Owners or Beneficial Owners of, any change of that kind.

(c) The Depositary may from time to time request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity or residence of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters. Each Owner agrees to provide any information reasonably requested by the Depositary pursuant to this Section 3.04(c), at such times as the Depositary, on instructions from the Company, may request.

25.              UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not, in and of itself, constitute negligence or bad faith on the part of the Depositary.

26.              REDUCTION OF DEPOSITED SECURITIES HOLDINGS.

The Depositary may, with notice to the Company and the Owners, sell a portion of the Deposited Securities and thereby reduce the Depositary’s holdings of any class of Deposited Securities below an amount that the Depositary determines to be necessary or advisable if (i) the Depositary or its agent receives notice from any Russian Federation governmental or regulatory official or authority that the existence or operation of the depositary receipt facility created by this Deposit Agreement violates any applicable Russian Federation law or regulation or that the Depositary or the Custodian is required to make any filing or obtain any consent, approval or license to operate that facility or to own or exercise any rights with respect to the deposited Shares or other Deposited Securities or (ii) the Depositary or the Custodian receives written advice from independent Russian counsel that the Depositary or Custodian reasonably could be subject to criminal, administrative or material, as reasonably determined by the Depositary, civil, liabilities as a result of the existence or operation of the depositary receipt facility created by this Deposit Agreement or the ownership by it or the exercise by it of any rights with respect to the deposited Shares or other Deposited Securities. If the Depositary sells Deposited Securities under the preceding sentence, a corresponding number of American Depositary Shares will automatically be converted into a right only to receive net proceeds of the sale of the number of Deposited Securities previously represented thereby, and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrender of those American Depositary Shares in accordance with Section 2.05 or 6.02 of the Deposit Agreement. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the conversion, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner.